UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 11, 2012 (May 10, 2012)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2012 annual meeting of stockholders of First Industrial Realty Trust, Inc. (the “Company”) was held on May 10, 2012. Of the 88,225,342 shares of common stock outstanding on the March 21, 2012 record date, a total of 81,770,049 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:

a.	To elect two nominees, W. Ed Tyler and John Rau, to serve as Class III directors to hold office until the 2015 annual meeting of stockholders or until their successors have been elected and qualified. The Company’s stockholders voted to elect the two nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	WITHHOLD
W. Ed Tyler	71,525,657	1,778,740
John Rau	71,730,224	1,574,174

There were 8,465,651 broker non-votes with respect to each nominee.

b.	To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2012 annual meeting. The Company’s stockholders voted to approve this proposal with 70,478,301 votes “For” and 2,663,719 votes “Against”. There were 162,378 abstentions and 8,465,651 broker non-votes.

c.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for 2012. The Company’s stockholders voted to approve this proposal with 81,028,970 votes “For” and 631,718 votes “Against”. There were 109,361 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Scott A. Musil
Name: Scott A. Musil
Title: Chief Financial Officer

Date: May 11, 2012